LIVERAMP ANNOUNCES RESULTS FOR THIRD QUARTER FY26
Revenue up 9% year-over-year
Record Quarterly Operating Margin and Operating Cash Flow
Share Repurchases totaled $119 million fiscal YTD

SAN FRANCISCO, Calif., February 5, 2026—LiveRamp® (NYSE: RAMP), a leading data collaboration platform, today announced its financial results for the quarter ended December 31, 2025.

Q3 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $212 million, up 9%.

•Subscription revenue was $158 million, up 9%.

•Marketplace & Other revenue was $54 million, up 8%.

•GAAP gross profit was $153 million, up 9%. GAAP gross margin of 72% was flat. Non-GAAP gross profit was $156 million, up 7%. Non-GAAP gross margin of 74% compressed by 1 percentage point.

•GAAP income from operations was $40 million compared to $15 million. GAAP operating margin of 19% expanded by 11 percentage points. Non-GAAP operating income was $62 million, up 36%. Non-GAAP operating margin of 29% expanded by 6 percentage points.

•GAAP and non-GAAP diluted earnings per share was $0.62 and $0.76, respectively.

•Net cash provided by operating activities was $67 million compared to $45 million.

•Third quarter share repurchases totaled 1.4 million shares for $39 million. Fiscal year-to-date share repurchases through December 31, 2025 totaled 4.3 million shares for $119 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said: "Third quarter revenue and operating income was ahead of our expectations, and we posted record quarterly operating margin and operating cash flow. Beyond the numbers, we made notable progress with several growth initiatives: We debuted new AI tools in our Data Marketplace, added more AI partners to our network and expanded our partnership with Publicis. As we look ahead to fiscal 2027, we are well-positioned for strong growth."

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the quarters ended December 31, 2025 and December 31, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q3 FY26	Q3 FY25	Q3 FY26	Q3 FY25
Subscription revenue	$158	$146	--	--
YoY change %	9%	10%	--	--
Marketplace & Other revenue	$54	$50	--	--
YoY change %	8%	20%	--	--
Total revenue	$212	$195	--	--
YoY change %	9%	12%	--	--

Gross profit	$153	$140	$156	$146
% Gross margin	72%	72%	74%	74%
YoY change, pts	— pts	(2) pts	(1) pt	(1) pt

Operating income	$40	$15	$62	$45
% Operating margin	19%	8%	29%	23%
YoY change, pts	11 pts	(1) pt	6 pts	2 pts

Net earnings	$40	$11	$49	$37
Diluted earnings per share	$0.62	$0.17	$0.76	$0.55

Shares to calculate diluted EPS	64.3	66.7	64.3	66.7
YoY change %	(4)%	(2)%	(4)%	(2)%

Operating cash flow	$67	$45
Free cash flow			$67	$45

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•LiveRamp and Publicis announced a strategic partnership to advance data collaboration and access across our combined data and technology environments. By linking our data collaboration platform with Publicis’ data assets and AI capabilities, customers will have new enterprise-grade connections between AI tools, new insights without data movement, and stronger end-to-end measurement of advertising performance.

•We announced the expansion of our Data Marketplace to include data and models for AI. Customers can now license data to train AI as well as license third-party AI models, applications, and agents. This transforms our Data Marketplace into a centralized hub for AI, making it simple and easy for marketers, data scientists, and developers to access and deploy AI that is powered by real-world, permissioned data (additional information).

•Uber Advertising announced the launch Uber Intelligence, a data and insights platform, powered by LiveRamp. Uber Intelligence lets advertisers securely combine their own customer data with Uber’s consented signals to uncover patterns, understand audiences and see how marketing connects to real-world actions (additional information).

•LiveRamp ended the quarter with 140 customers whose annualized subscription revenue exceeds $1 million, compared to 125 in the prior year period.

•LiveRamp ended the quarter with 849 direct subscription customers, compared to 865 in the prior year period.

•Subscription net retention was 101% and platform net retention was 103%.

•Annualized recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $527 million, up 7% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $471 million, up 9% compared to the prior year period.

P 3

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the fourth quarter of fiscal 2026, LiveRamp expects to report:

•Revenue of between $203 million and $207 million, an increase of between 8% and 10%
•GAAP operating income of approximately $16 million
•Non-GAAP operating income of approximately $38 million

For fiscal 2026, LiveRamp now expects to report:

•Revenue of between $810 million and $814 million, an increase of 9%
•GAAP operating income of approximately $84 million
•Non-GAAP operating income of approximately $180 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor relations website. A slide presentation will be referenced during the call and is available on the same website.

RampUp 2026 Conference

RampUp is the Company's annual customer and partner conference that brings together leaders from marketing, media and technology to discuss data collaboration. This year's conference is being held on March 3-5 in San Francisco. For additional information, please visit the RampUp 2026 website. Members of the financial community who are interested in attending please contact investor relations at Investor.Relations@LiveRamp.com.

About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, platforms, publishers, data providers, and commerce media networks—unlocking deep insights, delivering transformational consumer experiences, and driving measurable growth.

Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating innovation. Trusted by many of the world’s leading brands, retailers, financial services providers, and healthcare innovators, LiveRamp is helping shape the future of responsible data collaboration in an AI-driven, outcomes-focused world where advertisers reach intended audiences and consumers receive more relevant advertising messages.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

P 4

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof, but the absence of these words does not mean that a statement is not forward-looking. These statements, which are not statements of historical fact, include, but are not limited to, the Company’s guidance regarding results of operations for the fourth quarter and full year of fiscal 2026 and other similar estimates, assumptions, forecasts, projections and expectations regarding market position, product development, growth opportunities, economic conditions and other future events and trends.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are economic uncertainties that could impact us or our suppliers, customers and partners, including, geopolitical circumstances, including risk related to tariffs and other trade restrictions, the possibility of a recession, general inflationary pressure and high interest rates; the ability and willingness of our customers to renew their agreements with us upon their expiration; our ability to add new customers and upsell within our subscription business; our reliance upon partners, including data suppliers, who may withdraw or withhold data from us; increased competition and rapidly changing technology that could impact our products and services; our ability to keep up with rapidly changing technology practices in our products and services or that expected benefits from utilization of technological innovations (including AI) may not be realized as soon as expected or at all; the risk that we fail to realize the potential benefits of or have difficulty integrating acquired businesses; and our inability to attract, motivate and retain talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting our business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

P 5

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2025	2024	Variance	Variance

Revenues	212,197	195,412	16,785	8.6%
Cost of revenue	59,656	54,998	4,658	8.5%
Gross profit	152,541	140,414	12,127	8.6%
% Gross margin	71.9%	71.9%

Operating expenses
Research and development	33,823	42,735	(8,912)	(20.9)%
Sales and marketing	48,864	50,863	(1,999)	(3.9)%
General and administrative	29,078	31,994	(2,916)	(9.1)%
Gains, losses and other items, net	1,252	149	1,103	740.3%
Total operating expenses	113,017	125,741	(12,724)	(10.1)%

Income from operations	39,524	14,673	24,851	169.4%
% Margin	18.6%	7.5%

Total other income, net	3,378	4,033	(655)	(16.2)%
Income from continuing operations before income taxes	42,902	18,706	24,196	129.3%
Income tax expense	3,029	9,184	(6,155)	(67.0)%
Net earnings from continuing operations	39,873	9,522	30,351	318.7%

Earnings from discontinued operations, net of tax	—	1,688	(1,688)	(100.0)%

Net earnings	39,873	11,210	28,663	255.7%

Basic earnings per share:
Continuing operations	0.63	0.15	0.48	332.7%
Discontinued operations	0.00	0.03	(0.03)	(100.0)%
Basic earnings per share	0.63	0.17	0.46	267.5%

Diluted earnings per share:
Continuing operations	0.62	0.14	0.48	334.7%
Discontinued operations	0.00	0.03	(0.03)	(100.0)%
Diluted earnings per share	0.62	0.17	0.45	269.3%

Basic weighted average shares	63,517	65,631
Diluted weighted average shares	64,285	66,743

Some totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2025	2024	Variance	Variance

Revenues	606,848	556,856	49,992	9.0%
Cost of revenue	177,569	157,981	19,588	12.4%
Gross profit	429,279	398,875	30,404	7.6%
% Gross margin	70.7%	71.6%

Operating expenses
Research and development	110,383	130,742	(20,359)	(15.6)%
Sales and marketing	149,455	156,145	(6,690)	(4.3)%
General and administrative	99,593	94,324	5,269	5.6%
Gains, losses and other items, net	1,675	752	923	122.7%
Total operating expenses	361,106	381,963	(20,857)	(5.5)%

Income from operations	68,173	16,912	51,261	303.1%
% Margin	11.2%	3.0%

Total other income, net	10,631	12,674	(2,043)	(16.1)%
Income from continuing operations before income taxes	78,804	29,586	49,218	166.4%
Income tax expense	3,764	25,821	(22,057)	(85.4)%
Net earnings from continuing operations	75,040	3,765	71,275	1,893.1%

Earnings from discontinued operations, net of tax	—	1,688	(1,688)	(100.0)%

Net earnings	75,040	5,453	69,587	1,276.1%

Basic earnings per share:
Continuing operations	1.16	0.06	1.10	1,939.4%
Discontinued operations	0.00	0.03	(0.03)	(100.0)%
Basic earnings per share	1.16	0.08	1.08	1,308.1%

Diluted earnings per share:
Continuing operations	1.14	0.06	1.09	1,951.0%
Discontinued operations	0.00	0.03	(0.03)	(100.0)%
Diluted earnings per share	1.14	0.08	1.06	1,316.1%

Basic weighted average shares	64,680	66,182
Diluted weighted average shares	65,599	67,505

Some totals may not sum due to rounding.
P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2025	2024	2025	2024

Income from continuing operations before income taxes	42,902	18,706	78,804	29,586
Income tax expense	3,029	9,184	3,764	25,821
Net earnings from continuing operations	39,873	9,522	75,040	3,765
Earnings from discontinued operations, net of tax	—	1,688	—	1,688
Net earnings	39,873	11,210	75,040	5,453

Basic earnings per share	0.63	0.17	1.16	0.08
Diluted earnings per share	0.62	0.17	1.14	0.08

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,686	8,250	11,280
Non-cash stock compensation (cost of revenue and operating expenses)	18,131	26,760	64,058	83,813
Restructuring and merger charges (gains, losses, and other)	1,252	149	1,675	752
Total excluded items from continuing operations	22,133	30,595	73,983	95,845

Income from continuing operations before income taxes and excluding items	65,035	49,301	152,787	125,431
Income tax expense (2)	16,259	12,421	38,197	30,537
Non-GAAP net earnings from continuing operations	48,776	36,880	114,590	94,894

Non-GAAP earnings per share from continuing operations
Basic	0.77	0.56	1.77	1.43
Diluted	0.76	0.55	1.75	1.41

Basic weighted average shares	63,517	65,631	64,680	66,182
Diluted weighted average shares	64,285	66,743	65,599	67,505

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.
P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2025	2024	2025	2024

Income from operations	39,524	14,673	68,173	16,912
Operating income margin	18.6%	7.5%	11.2%	3.0%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,686	8,250	11,280
Non-cash stock compensation (cost of revenue and operating expenses)	18,131	26,760	64,058	83,813
Restructuring and merger charges (gains, losses, and other)	1,252	149	1,675	752
Total excluded items	22,133	30,595	73,983	95,845

Income from operations before excluded items	61,657	45,268	142,156	112,757
Non-GAAP operating income margin	29.1%	23.2%	23.4%	20.2%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2025	2024	2024	2023

Net earnings from continuing operations	39,873	9,522	75,040	3,765
Income tax expense	3,029	9,184	3,764	25,821
Total other income, net	(3,378)	(4,033)	(10,631)	(12,674)

Income from operations	39,524	14,673	68,173	16,912
Depreciation and amortization	3,328	4,400	10,079	13,404

EBITDA	42,852	19,073	78,252	30,316

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	18,131	26,760	64,058	83,813
Restructuring and merger charges (gains, losses, and other)	1,252	149	1,675	752

Other adjustments	19,383	26,909	65,733	84,565

Adjusted EBITDA	62,235	45,982	143,985	114,881

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2025	2025	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	395,888	413,331	(17,443)	(4.2)%
Restricted cash	—	595	(595)	(100.0)%
Short-term investments	7,500	7,500	—	—%
Trade accounts receivable, net	218,780	186,169	32,611	17.5%
Refundable income taxes, net	10,371	9,708	663	6.8%
Other current assets	46,770	38,886	7,884	20.3%
Total current assets	679,309	656,189	23,120	3.5%

Property and equipment	23,564	23,813	(249)	(1.0)%
Less - accumulated depreciation and amortization	18,058	17,629	429	2.4%
Property and equipment, net	5,506	6,184	(678)	(11.0)%

Intangible assets, net	11,917	20,167	(8,250)	(40.9)%
Goodwill	502,174	501,756	418	0.1%
Deferred commissions, net	40,235	44,452	(4,217)	(9.5)%
Other assets, net	30,032	30,623	(591)	(1.9)%
	1,269,173	1,259,371	9,802	0.8%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	123,718	112,271	11,447	10.2%
Accrued payroll and related expenses	36,268	50,776	(14,508)	(28.6)%
Other accrued expenses	44,035	38,586	5,449	14.1%
Deferred revenue	45,979	45,885	94	0.2%
Total current liabilities	250,000	247,518	2,482	1.0%

Other liabilities	56,903	62,994	(6,091)	(9.7)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	16,155	15,918	237	1.5%
Additional paid-in capital	2,113,501	2,045,316	68,185	3.3%
Retained earnings	1,388,398	1,313,358	75,040	5.7%
Accumulated other comprehensive income	6,060	4,295	1,765	41.1%
Treasury stock, at cost	(2,561,844)	(2,430,028)	(131,816)	5.4%
Total stockholders' equity	962,270	948,859	13,411	1.4%
	1,269,173	1,259,371	9,802	0.8%
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	39,873	11,210
Earnings from discontinued operations, net of tax	—	(1,688)
Non-cash operating activities:
Depreciation and amortization	3,328	4,400
Loss on disposal or impairment of assets	10	21
Lease-related impairment and restructuring charges	343	78
Gain on sale of strategic investments	(33)	—
Loss on marketable equity securities	90	—
Provision for doubtful accounts	(597)	(97)
Deferred income taxes	—	11
Non-cash stock compensation expense	18,131	26,760
Changes in operating assets and liabilities:
Accounts receivable, net	(1,340)	(19,013)
Deferred commissions	1,568	(1,042)
Other assets	(3,655)	(6,596)
Accounts payable and other liabilities	11,198	23,829
Income taxes	2,108	(1,617)
Deferred revenue	(3,758)	8,861
Net cash provided by operating activities	67,266	45,117
Cash flows from investing activities:
Capital expenditures	(162)	(282)
Cash paid in acquisitions, net of cash received	11	(1,951)
Proceeds from sales of investments	—	1,994
Proceeds from sale of strategic investment	233	—
Purchases of strategic investments	(2,820)	(1,000)
Net cash used in investing activities	(2,738)	(1,239)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,836	2,304
Shares repurchased for tax withholdings upon vesting of stock-based awards	(795)	(1,565)
Acquisition of treasury stock	(39,168)	(10,098)
Net cash used in financing activities	(38,127)	(9,359)
Net cash provided by continuing operations	26,401	34,519
Cash flows from discontinued operations:
From operating activities	—	2,486
Net cash provided by discontinued operations	—	2,486
Net cash provided by continuing and discontinued operations	26,401	37,005
P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2025	2024
Effect of exchange rate changes on cash	41	(1,217)

Net change in cash, cash equivalents and restricted cash	26,442	35,788
Cash, cash equivalents and restricted cash at beginning of period	369,446	341,577
Cash, cash equivalents and restricted cash at end of period	395,888	377,365

Supplemental cash flow information:
Cash paid for income taxes, net	895	10,990
Cash received for income taxes, net from discontinued operations	—	(2,486)
Cash paid for operating lease liabilities	2,469	2,495
Operating lease assets obtained in exchange for operating lease liabilities	—	1,284
Purchases of property, plant and equipment remaining unpaid at period end	104	85
Excise tax payable on net stock repurchases	290	64
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	75,040	5,453
Earnings (loss) from discontinued operations, net of tax	—	(1,688)
Non-cash operating activities:
Depreciation and amortization	10,079	13,404
Loss on disposal or impairment of assets	140	41
Lease-related impairment and restructuring charges	617	42
Gain on sale of strategic investments	(47)	—
Loss on marketable equity securities	136	—
Provision for doubtful accounts	1,295	1,148
Deferred income taxes	113	49
Non-cash stock compensation expense	64,058	83,813
Changes in operating assets and liabilities:
Accounts receivable, net	(33,254)	(21,640)
Deferred commissions	4,217	3,645
Other assets	(1,837)	(2,598)
Accounts payable and other liabilities	(12,892)	(8,165)
Income taxes	1,295	3,953
Deferred revenue	(107)	13,928
Net cash provided by operating activities	108,853	91,385
Cash flows from investing activities:
Capital expenditures	(1,087)	(749)
Cash paid in acquisitions, net of cash received	(595)	(1,951)
Purchases of investments	—	(1,967)
Proceeds from sales of investments	—	26,989
Proceeds from sale of strategic investment	247	—
Purchases of strategic investments	(3,320)	(1,400)
Net cash provided by (used in) investing activities	(4,755)	20,922
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	8,104	8,631
Shares repurchased for tax withholdings upon vesting of stock-based awards	(12,447)	(9,305)
Acquisition of treasury stock	(118,930)	(75,751)
Net cash used in financing activities	(123,273)	(76,425)
Net cash provided by (used in) continuing operations	(19,175)	35,882
Cash flows from discontinued operations:
From operating activities	—	2,486
Net cash provided by discontinued operations	—	2,486
Net cash provided by (used in) continuing and discontinued operations	(19,175)	38,368
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2025	2024
Effect of exchange rate changes on cash	1,137	(474)

Net change in cash, cash equivalents and restricted cash	(18,038)	37,894
Cash, cash equivalents and restricted cash at beginning of period	413,926	339,471
Cash, cash equivalents and restricted cash at end of period	395,888	377,365

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	2,321	21,990
Cash received for income taxes, net from discontinued operations	—	(2,486)
Cash received for tenant improvement allowances	—	(1,758)
Cash paid for operating lease liabilities	7,471	7,372
Operating lease assets obtained in exchange for operating lease liabilities	747	2,327
Operating lease assets, and related lease liabilities, relinquished in lease terminations	—	(555)
Purchases of property, plant and equipment remaining unpaid at period end	104	85
Excise tax payable on net stock repurchases	567	64
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (1)
(Unaudited)
(Dollars in thousands)

	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025

Net cash provided by (used in) operating activities	$(9,328)	$55,596	$45,117	$62,580	$153,965	$(15,821)	$57,408	$67,266

Less:
Capital expenditures	(226)	(241)	(282)	(293)	(1,042)	(336)	(589)	(162)

Free Cash Flow	$(9,554)	$55,355	$44,835	$62,287	$152,923	$(16,157)	$56,819	$67,104

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Qtr-to-Qtr
	FY2025					FY2026			FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	%	$

Revenues	175,961	185,483	195,412	188,724	745,580	194,822	199,829	212,197	8.6%	16,785
Cost of revenue	51,749	51,234	54,998	57,929	215,910	58,319	59,594	59,656	8.5%	4,658
Gross profit	124,212	134,249	140,414	130,795	529,670	136,503	140,235	152,541	8.6%	12,127
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%	71.9%

Operating expenses
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952	33,823	(20.9)%	(8,912)
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685	48,864	(3.9)%	(1,999)
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170	29,078	(9.1)%	(2,916)
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—	1,252	740.3%	1,103
Total operating expenses	129,460	126,762	125,741	142,303	524,266	129,282	118,807	113,017	(10.1)%	(12,724)

Income (loss) from operations	(5,248)	7,487	14,673	(11,508)	5,404	7,221	21,428	39,524	169.4%	24,851
% Margin	(3.0)%	4.0%	7.5%	(6.1)%	0.7%	3.7%	10.7%	18.6%

Total other income, net	4,444	4,197	4,033	4,762	17,436	3,709	3,544	3,378	(16.2)%	(655)

Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972	42,902	129.3%	24,196
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)	3,029	(67.0)%	(6,155)
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420	39,873	318.7%	30,351

Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—	—	(100.0)%	(1,688)

Net earnings (loss)	$(7,489)	$1,732	$11,210	$(6,267)	$(814)	$7,747	$27,420	$39,873	255.7%	28,663

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Qtr-to-Qtr
	FY2025					FY2026			FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	%	$

Basic earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.15	(0.10)	(0.04)	0.12	0.42	0.63	332.7%	0.48
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	0.00	(100.0)%	(0.03)
Basic earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.63	267.5%	0.46

Diluted earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.14	(0.10)	(0.04)	0.12	0.42	0.62	334.8%	0.48
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	0.00	(100.0)%	(0.03)
Diluted earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.62	269.3%	0.45

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074	63,517
Diluted weighted average shares	66,621	67,309	66,743	65,957	66,126	66,731	65,781	64,285

Some earnings (loss) per share amounts may not add due to rounding.
P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025
Expenses:
Cost of revenue	$51,749	$51,234	$54,998	$57,929	$215,910	58,319	59,594	59,656
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952	33,823
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685	48,864
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170	29,078
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—	1,252

Gross profit, continuing operations:	124,212	134,249	140,414	130,795	529,670	136,503	140,235	152,541
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%	71.9%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750	2,750
Non-cash stock compensation (cost of revenue)	1,596	1,499	1,455	1,615	6,165	1,541	1,452	1,033
Non-cash stock compensation (research and development)	10,205	10,920	10,085	10,494	41,704	8,332	6,503	5,634
Non-cash stock compensation (sales and marketing)	7,093	7,383	7,278	5,716	27,470	6,014	5,469	5,018
Non-cash stock compensation (general and administrative)	9,091	9,266	7,942	6,341	32,640	9,523	7,093	6,446
Restructuring charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—	1,252
Total excluded items	32,037	33,213	30,595	34,542	130,387	28,583	23,267	22,133

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025
Expenses, excluding items:
Cost of revenue	46,307	45,987	49,857	53,179	195,330	54,028	55,392	55,873
Research and development	33,913	32,969	32,650	35,432	134,964	31,276	30,449	28,189
Sales and marketing	47,082	43,724	43,585	51,245	185,636	45,892	43,216	43,846
General and administrative	21,870	22,103	24,052	25,834	93,859	27,822	26,077	22,632

Gross profit, excluding items:	$129,654	$139,496	$145,555	$135,545	$550,250	140,794	144,437	156,324
% Gross margin	73.7%	75.2%	74.5%	71.8%	73.8%	72.3%	72.3%	73.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025

Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972	42,902
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)	3,029
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420	39,873

Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—	—

Net earnings (loss)	(7,489)	1,732	11,210	(6,267)	(814)	7,747	27,420	39,873

Earnings (loss) per share:
Basic	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.63
Diluted	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.62

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750	2,750
Non-cash stock compensation (cost of revenue and operating expenses)	27,985	29,068	26,760	24,166	107,979	25,410	20,517	18,131
Restructuring and merger charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—	1,252
Total excluded items from continuing operations	32,037	33,213	30,595	34,542	130,387	28,583	23,267	22,133

Income from continuing operations before income taxes and excluding items	31,233	44,897	49,301	27,796	153,227	39,513	48,239	65,035
Income tax expense	7,371	10,745	12,421	7,759	38,296	9,878	12,060	16,259
Non-GAAP net earnings from continuing operations	23,862	34,152	36,880	20,037	114,931	29,635	36,179	48,776

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025
Non-GAAP earnings per share from continuing operations
Basic	0.36	0.52	0.56	0.30	1.74	0.45	0.56	0.77
Diluted	0.35	0.51	0.55	0.30	1.70	0.44	0.55	0.76

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074	63,517
Diluted weighted average shares	68,463	67,309	66,743	67,479	67,499	66,731	65,781	64,285

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)
	For the	For the
	quarter ending	year ending
	March 31, 2026	March 31, 2026

GAAP income from operations	$16,000	$84,000

Excluded items:
Purchased intangible asset amortization	3,000	11,000
Non-cash stock compensation	17,000	81,000
Restructuring costs	2,000	4,000
Total excluded items	22,000	96,000

Non-GAAP income from operations	$38,000	$180,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2026 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations, non-GAAP operating income (loss) margin, non-GAAP expenses and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for employee restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the prior years, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

P 25

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2026 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, Non-GAAP operating income margin, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other income and expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26